EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended May 29, 2015

Current Month				Rolling Performance*				Rolling Risk Metrics* (June 2010 – May 2015)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	-0.8%	-1.5%	-2.7%	9.7%	-3.6%	-2.0%	1.4%	-2.0%	9.7%	-28.6%	-0.2	-0.3
B**	-0.8%	-1.5%	-2.9%	9.1%	-4.2%	-2.6%	0.7%	-2.6%	9.7%	-29.9%	-0.2	-0.4
Legacy 1***	-0.8%	-1.3%	-1.8%	11.7%	-1.6%	0.0%	N/A	0.0%	9.6%	-23.7%	0.0	0.0
Legacy 2***	-0.8%	-1.3%	-1.9%	11.6%	-1.7%	-0.3%	N/A	-0.3%	9.6%	-24.4%	0.0	0.0
Global 1***	-0.8%	-1.3%	-1.7%	12.4%	-1.0%	-0.4%	N/A	-0.4%	9.2%	-21.9%	0.0	-0.1
Global 2***	-0.8%	-1.3%	-1.8%	12.3%	-1.2%	-0.6%	N/A	-0.6%	9.2%	-22.4%	0.0	-0.1
Global 3***	-0.8%	-1.4%	-2.4%	10.6%	-2.8%	-2.3%	N/A	-2.3%	9.2%	-26.2%	-0.2	-0.3

S&P 500 Total Return Index****	-0.8%	1.3%	3.2%	11.8%	19.7%	16.5%	8.1%	16.5%	12.3%	-16.3%	1.3	2.4
Barclays Capital U.S. Long Gov Index****	2.6%	-1.5%	-0.8%	10.2%	2.1%	8.0%	6.7%	8.0%	11.9%	-15.5%	0.7	1.2
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	28%					29%
Energy	7%	Long	Heating Oil	1.7%	Long	8%	Long	Heating Oil	1.8%	Long
			Gasoline Blendstock	1.3%	Long			Gasoline Blendstock	1.4%	Long
Grains/Foods	14%	Short	Corn	2.3%	Short	14%	Short	Corn	2.3%	Short
			Soybeans	2.1%	Short			Soybeans	2.1%	Short
Metals	7%	Short	Gold	2.4%	Short	7%	Short	Gold	2.4%	Short
			Copper	1.2%	Long			Copper	1.2%	Long
FINANCIALS	72%					71%
Currencies	19%	Long $	Euro	3.8%	Short	19%	Long $	Euro	4.0%	Short
			Japanese Yen	3.5%	Short			Japanese Yen	3.5%	Short
Equities	35%	Long	S&P 500	5.4%	Long	35%	Long	S&P 500	5.3%	Long
			Nasdaq	2.7%	Long			Nasdaq	2.8%	Long
Fixed Income	18%	Long	Eurodollars	2.8%	Long	17%	Long	Eurodollars	2.7%	Long
			Bobl	2.3%	Short			Bobl	2.2%	Short

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Crude oil markets finished higher due to a decline in U.S. oil inventories and a decrease in the number of active drilling rigs in the U.S.  Natural gas markets fell nearly 9% due to a larger-than-expected increase in domestic inventories and to forecasts for ongoing mild temperatures in the U.S.

Grains/Foods
Wheat markets fell to 2-week lows after the U.S. Department of Agriculture reported wheat crops were not significantly affected by recent heavy rainfall in the Midwest.  Corn markets also fell, driven lower because data showed this season’s planting was moving faster than expected.  Soybean markets rallied 1% due to reports the Environmental Protection Agency raised its target for the use of biodiesel fuel, for which soybeans are a key component.

Metals	Precious metals markets fell due to U.S. dollar strength. Base metals markets generally moved lower as a result of weak demand and elevated global supplies.
Currencies
The U.S. dollar strengthened against counterparts as forecasts for upbeat U.S. economic growth in the second quarter supported views the Federal Reserve may raise rates in 2015.  The Japanese yen fell to a 12 ½ year low versus the dollar as investors expect the accommodative monetary policy to continue in Japan.

Equities
U.S. equity markets finished lower because of disappointing economic data.  European equity markets also finished lower, pressured by ongoing concerns regarding Greece.  In Asia, Japan’s Nikkei 225 rose to a 15-year high due to strong corporate earnings and because of improved prospects for the nation’s export industry.

Fixed Income
U.S. Treasury markets rallied sharply after reports the  U.S. economy shrunk in the first quarter and investors reacted by shifting their focus towards more risk-averse assets.  German Bund markets finished higher due to declines in the European equity markets and to a lack of resolution to the Greek debt negotiations.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset): A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.